Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS

ANNOUNCES ITS THIRD QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, January 24, 2011 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2010.  Net sales for the quarter ended December 31, 2010 were $45.1 million, compared to $48.4 million for the quarter ended December 31, 2009, a decrease of 6.7%.  Net sales for the nine months ended December 31, 2010 were $180.7 million, compared to $188.0 million for the nine months ended December 31, 2009, a decrease of 3.9%.  Net income was $4.5 million, or $0.20 diluted per share, for the quarter ended December 31, 2010, compared to net income of $5.6 million, or $0.25 diluted per share, for the quarter ended December 31, 2009, a 19% decrease to EPS.  Net income was $16.7 million, or $0.74 diluted per share, for the nine months ended December 31, 2010, compared to net income of $19.9 million, or $0.88 diluted per share, for the nine months ended December 31, 2009, a 16% decrease to EPS.

Menderes Akdag, President and CEO, commented: “It has been another challenging quarter, due to reduced advertising as a result of tighter television advertising inventory combined with consumers giving greater consideration to price and a softer demand for some of the product categories we offer. Going forward we intend to implement a more aggressive pricing strategy combined with increased advertising, while continuing to expand our product offerings into pet supplies. During the quarter we bought back approximately 66,000 shares of our common stock for $1.0 million, and so far in January we have bought back approximately 101,000 shares of our common stock for $1.6 million.  During the quarter we also paid our quarterly dividend of $0.125 per share, an increase of 25% from the prior year.  Our cash flows from operations increased to $31.5 million for the nine months ended December 31, 2010 from $28.9 million for the same period the prior year. “

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 24, 2011 until February 7, 2011 at 11:59 P.M.  To access the replay, call (800) 731-6039 (toll free) or (203) 369-3823, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2010.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	March 31,
	2010	2010
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$61,254	$53,143
Short term investments - available for sale	10,077	-
Accounts receivable, less allowance for doubtful
accounts of $2 and $5, respectively	802	2,097
Inventories - finished goods	14,885	29,064
Prepaid expenses and other current assets	1,848	610
Deferred tax assets	1,543	1,255
Prepaid income taxes	871	330
Total current assets	91,280	86,499

Long term investments	12,381	12,392
Property and equipment, net	3,739	4,429
Intangible asset	860	850

Total assets	$108,260	$104,170

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,085	$4,776
Accrued expenses and other current liabilities	2,144	2,312
Total current liabilities	5,229	7,088

Deferred tax liabilities	715	225

Total liabilities:	5,944	7,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
22,783 and 22,990 shares issued and outstanding, respectively	23	23
Additional paid-in capital	-	2,628
Retained earnings	102,431	94,305
Accumulated other comprehensive loss	(147)	(108)

Total shareholders' equity	102,316	96,857

Total liabilities and shareholders' equity	$108,260	$104,170

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts)(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Sales	$45,118	$48,353	$180,732	$187,969
Cost of sales	28,193	29,525	114,251	116,173

Gross profit	16,925	18,828	66,481	71,796

Operating expenses:
General and administrative	5,096	4,929	17,017	17,199
Advertising	4,444	5,177	21,859	22,801
Depreciation and amortization	358	337	1,023	982
Total operating expenses	9,898	10,443	39,899	40,982

Income from operations	7,027	8,385	26,582	30,814

Other income (expense):
Interest income, net	98	46	265	165
Other, net	(144)	1	(111)	4
Total other income (expense)	(46)	47	154	169

Income before provision for income taxes	6,981	8,432	26,736	30,983

Provision for income taxes	2,459	2,842	10,011	11,053

Net income	$4,522	$5,590	$16,725	$19,930

Net income per common share:
Basic	$0.20	$0.25	$0.74	$0.88
Diluted	$0.20	$0.25	$0.74	$0.88

Weighted average number of common shares outstanding:
Basic	22,506	22,649	22,614	22,596
Diluted	22,655	22,790	22,755	22,742

Cash dividends declared per common share	$0.125	$0.100	$0.350	$0.200

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)
	Nine Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$16,725	$19,930
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,023	982
Share based compensation	1,606	1,158
Deferred income taxes	202	118
Bad debt expense	30	29
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	1,265	1,670
Inventories - finished goods	14,179	7,753
Prepaid income taxes	(541)	(1,440)
Prepaid expenses and other current assets	(1,238)	(31)
Accounts payable	(1,532)	(1,055)
Accrued expenses and other current liabilities	(246)	(206)
Net cash provided by operating activities	31,473	28,908

Cash flows from investing activities:
Net change in investments	(10,104)	2,150
Purchases of property and equipment	(491)	(853)
Purchases of intangible asset	(10)	-
Net cash (used in) provided by investing activities	(10,605)	1,297

Cash flows from financing activities:
Dividends paid	(7,933)	(4,529)
Purchases of treasury stock	(5,225)	-
Proceeds from the exercise of stock options	252	574
Tax benefit related to stock options exercised	124	226
Deferred tax adjustment related to restricted stock	25	-
Net cash used in financing activities	(12,757)	(3,729)

Net increase in cash and cash equivalents	8,111	26,476
Cash and cash equivalents, at beginning of period	53,143	30,126

Cash and cash equivalents, at end of period	$61,254	$56,602

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,254	$12,149

Property and equipment purchases in accounts payable	$259	$488

Dividends payable in accrued expenses	$126	$38

Exhibit 99.1 Page 4 of 4